Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No.7 to the Registration Statement (Form F-1 No. 333-260670) and related Prospectus of Maris-Tech Ltd. and to the incorporation by reference therein of our report dated March 28, 2025, with respect to the financial statements of Maris-Tech Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 28, 2025	A Member of EY Global